UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2021

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal Receives First Order for New Supreme OC Formula Muzzle Blast 37mm Munitions from Large Canadian Police Services Customer

Product Provides Extended Range and Area Coverage for Effective and Safe Crowd Control and Riot Response Use

SARNIA, ON / July 21, 2021 / Lamperd Less Lethal, Inc. (OTC PINK:LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, has received its first order for 150 of the company’s new Supreme OC Formula 37mm Muzzle Blast Munition Rounds. This order, from a large Canadian Police Services customer, will be used to equip the agency’s officers for training and operational use in the course of their regular duties. Full delivery for this order will be made to the customer before the end of this week.

The new Lamperd Supreme OC 37mm Muzzle Blast Round (Part Number PT-750M) is made with a special OC pepper formula that can deliver superior performance with longer delivery ranges and expanded area coverage. The pepper grains are processed especially fine, allowing a muzzle blast discharge to expand out to 25 feet and quickly cover a 300 sq.ft. area. These rounds can also be reloaded up to 50 times with refill kits that Lamperd offers. This new Muzzle Blast munition makes an ideal complement to the existing Lamperd Aerial Burst OC Pepper Rounds which are designed to disburse above a crowd. Photos, demonstration videos and further information is available on the Lamperd website via this direct link: https://lamperdlesslethal.com/product/supreme-oc-formula-37mm-muzzle-blast-rounds.

The OC Pepper and CS Tear Gas compounds used in Lamperd munitions are very potent to optimize their effectiveness in disbursing unruly crowds, rioters and looters but have been extensively tested and certified to be harmless. There has never been a fatality or even a serious injury from the use of any Lamperd product in all of the company’s history of supplying law enforcement agencies in Canada and around the world.

CEO Barry Lamperd commented, “In response to growing requests from law enforcement agencies both in Canada and the USA, the Lamperd development team has recently introduced several new products specifically to suit the requirements being stressed. Our Supreme OC Formula Muzzle Blast Round is a prime example of this effort. We are very pleased to have received the first order on this new product from one of our larger police services customers in Canada immediately upon the product’s marketing launch. This order for 150 rounds is for immediate training and operational use, not for testing or evaluation. This illustrates the confidence that the customer has in the Lamperd production line and the significant need for this particular crowd control option in today’s high tension environment. We are currently working with our growing network of distributors and dealers on further orders for multiple law enforcement agencies in Canada and internationally to help maintain peace and public order.”

The photo above shows completed rounds of the new Lamperd Supreme OC Formula Muzzle Blast munitions. The display also features images of Lamperd’s trusted less lethal 20 gauge revolvers which we have been manufacturing and supplying to law enforcement agencies for over 30 years.

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About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company specializing in advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by Ed Bogats, Jr PhD., VP of Operations and Training for Lamperd Less Lethal US and Canada.

For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results. Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.
Barry Lamperd, President & CEO
(519) 344-4445
Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com.
Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal.
Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal.
Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_LessLethal.
Barry Lamperd on Twitter: https://www.twitter.com/lamperd_llli.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: July 21, 2021	By:	/s/ Barry Lamperd
Barry Lamperd
President

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